MI Developments Inc. 455 Magna Drive Aurora, Ontario L4G 7A9 Tel (905) 713-6322 Fax (905) 713-6332

PRESS RELEASE

MI DEVELOPMENTS INC. ANNOUNCES
APPOINTMENTS TO ITS BOARD OF DIRECTORS

        March 17, 2005, Aurora, Ontario, Canada — MI Developments Inc. (TSX: MIM.SV.A, MIM.MV.B; NYSE: MIM) ("MID") announced today that Neil G. Davis and Judson D. Whiteside have been appointed to MID's Board of Directors, effective immediately. Mr. Davis is a partner at the law firm of Davis Webb Schulze & Moon LLP and is a member of the Board of Directors of Intier Automotive Inc. He was also a member of the Board of Directors of Decoma International Inc. until Decoma's recent privatization. Mr. Whiteside is Chairman and Chief Executive Officer of the law firm Miller Thomson LLP and was a member of the Board of Directors of Tesma International Inc. until Tesma was privatized. Intier, Decoma and Tesma are all subsidiaries of Magna International Inc.

        Frank Stronach, Chairman of MID, stated: "On behalf of the MID Directors, I welcome Mr. Davis and Mr. Whiteside to the Board. Their experience as directors of Magna's subsidiaries will be very valuable to MID as we focus on assessing the many opportunities available to us in our core real estate business."

About MID

        MID is a real estate operating company engaged in the ownership, development, management, leasing and acquisition of industrial and commercial real estate properties located in North America and Europe. Virtually all of its income-producing properties are under lease to Magna International Inc. and its subsidiaries. MID also holds a controlling investment in Magna Entertainment Corp., a publicly-traded company that, based on revenues, is North America's number one owner and operator of horse racetracks, and one of the world's leading suppliers, via simulcasting, of live racing content to the growing inter-track, off-track and account wagering markets.

        For further information, please contact Doug Tatters, Executive Vice-President and Chief Financial Officer, at 905-726-7507.

Forward-Looking Statements

        The contents of this press release contain statements which constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, among others, statements regarding the Company's future plans, costs, objectives or economic performance, or the assumptions underlying any of the foregoing. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such future performance will be achieved. Forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. MID expressly disclaims any intention and undertakes no obligation to update or revise any forward-looking statements to reflect subsequent information, events or circumstances or otherwise.

MI Developments Inc. 455 Magna Drive Aurora, Ontario L4G 7A9 Tel (905) 713-6322 Fax (905) 713-6332

PRESS RELEASE

MI DEVELOPMENTS INC. ANNOUNCES
APPOINTMENTS TO ITS BOARD OF DIRECTORS

        March 17, 2005, Aurora, Ontario, Canada — MI Developments Inc. (TSX: MIM.SV.A, MIM.MV.B; NYSE: MIM) ("MID") announced today that Neil G. Davis and Judson D. Whiteside have been appointed to MID's Board of Directors, effective immediately. Mr. Davis is a partner at the law firm of Davis Webb Schulze & Moon LLP and is a member of the Board of Directors of Intier Automotive Inc. He was also a member of the Board of Directors of Decoma International Inc. until Decoma's recent privatization. Mr. Whiteside is Chairman and Chief Executive Officer of the law firm Miller Thomson LLP and was a member of the Board of Directors of Tesma International Inc. until Tesma was privatized. Intier, Decoma and Tesma are all subsidiaries of Magna International Inc.

        Frank Stronach, Chairman of MID, stated: "On behalf of the MID Directors, I welcome Mr. Davis and Mr. Whiteside to the Board. Their experience as directors of Magna's subsidiaries will be very valuable to MID as we focus on assessing the many opportunities available to us in our core real estate business."

About MID

        MID is a real estate operating company engaged in the ownership, development, management, leasing and acquisition of industrial and commercial real estate properties located in North America and Europe. Virtually all of its income-producing properties are under lease to Magna International Inc. and its subsidiaries. MID also holds a controlling investment in Magna Entertainment Corp., a publicly-traded company that, based on revenues, is North America's number one owner and operator of horse racetracks, and one of the world's leading suppliers, via simulcasting, of live racing content to the growing inter-track, off-track and account wagering markets.

        For further information, please contact Doug Tatters, Executive Vice-President and Chief Financial Officer, at 905-726-7507.

Forward-Looking Statements

        The contents of this press release contain statements which constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, among others, statements regarding the Company's future plans, costs, objectives or economic performance, or the assumptions underlying any of the foregoing. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such future performance will be achieved. Forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. MID expressly disclaims any intention and undertakes no obligation to update or revise any forward-looking statements to reflect subsequent information, events or circumstances or otherwise.